UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 23, 2007


                           SECURITY FEDERAL CORPORATION
              (Exact name of registrant as specified in its charter)

   South Carolina                    0-16120                  57-0858504
----------------------------    ------------------       --------------------
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)           Identification No.)


1705 Whiskey Road South, Aiken, South Carolina                  29801
--------------------------------------------------       --------------------
(Address of principal executive offices)                      (Zip Code)

      Registrant's telephone number (including area code):  (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On January 23, 2007, Security Federal Corporation issued its earnings release for the quarter ended December 31, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)    Exhibits

     99.1   Press Release of Security Federal Corporation dated January 23,
            2007.

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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     SECURITY FEDERAL CORPORATION



Date: January 23, 2007               By:/s/Roy G. Lindburg
                                        -----------------------------
                                        Roy G. Lindburg
                                        Treasurer and Chief Financial Officer

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                               Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN
THIRD QUARTER EARNINGS

Aiken, South Carolina (January 23, 2007) - Security Federal Corporation (OTCBB:SFDL.OB), the holding company of Security Federal Bank, today announced earnings for the third quarter of its fiscal year ending March 31, 2007. The Company reported net income of $977,000 or $0.37 per share (basic) for the three months ending December 31, 2006, a 2.0% increase from net income of $958,000 or $0.38 per share (basic) for the three months ending December 31, 2005. For the nine months ending December 31, 2006, net income increased 6.7% to $3.0 million or $1.16 per share (basic) from $2.8 million or $1.12 per share (basic) for the nine months ending December 31, 2005. The increase in quarterly earnings is the result of a $196,000 increase in net interest income, a $354,000 increase in non-interest income, and a $66,000 decrease in provision for income taxes offset partially by a $612,000 increase in non-interest expense. For the nine months ending December 31, 2006, the increase in earnings is the result of a $987,000 increase in net interest income and a $764,000 increase in non-interest income offset partially by a $1.6 million increase in non-interest expense.

Total assets at December 31, 2006 were $714.6 million compared to $658.7 million at March 31, 2006, an increase of $55.9 million or 8.5% for the nine-month period. Net loans receivable increased $46.4 million or 12.4% to $421.5 million at December 31, 2006 from $375.1 million at March 31, 2006. Total deposits increased $28.4 million or 5.9% to $507.6 million at December 31, 2006 compared to $479.2 million at March 31, 2006. Federal Home Loan Bank advances, other borrowings, and junior subordinated debentures increased $21.7 million or 15.7% to $160.4 million at December 31, 2006 from $138.7 million at March 31, 2006.

During the three months ended December 31, 2006, the Company acquired land in northeast Richland County to further expand its branch network. The Company previously acquired lots in north Aiken and Ballentine, South Carolina, and in Evans, Georgia, which it intends to use for future branches. Construction began recently on the Evans branch facility. These additional branches will diversify the Company's markets from primarily Aiken and Lexington Counties to also include Richland County, South Carolina and Columbia County, Georgia. In June 2006, the Company acquired Collier Jennings, a local insurance agency in order to diversify its revenue base. It is believed that these expansions will have a short-term negative impact on earnings, but should have a positive impact on earnings over the long term.

Security Federal Bank has eleven full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia, South Carolina. Additional financial services are provided by three of the Bank's wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc.

For additional information contact Roy Lindburg, Chief Financial Officer, at
(803) 641-3070

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2006. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

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                        SECURITY FEDERAL CORPORATION
                UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

                        INCOME STATEMENT HIGHLIGHTS

               (In Thousands, except for Earnings per Share)

                                      Quarter Ended       Nine Months Ended
                                       December 31,          December 31,

                                      2006      2005        2006      2005
                                    -----------------     ------------------

Total interest income               $10,788    $8,324     $30,611    $23,672

Total interest expense                6,379     4,112      17,338     11,385
                                    -----------------     ------------------

Net interest income                   4,409     4,212      13,273     12,287

Provision for loan losses               150       165         450        495
                                    -----------------     ------------------
Net interest income after
  provision for loan losses           4,259     4,047      12,823     11,792

Non-interest income                   1,014       661       2,763      1,999

Non-interest expense                  3,817     3,205      10,989      9,372
                                    -----------------     ------------------
Income before income taxes            1,456     1,503       4,597      4,419

Provision for income taxes              479       545       1,571      1,582
                                    -----------------     ------------------

Net income                           $  977    $  958     $ 3,026    $ 2,837
                                    =================     ==================

Earnings per share                    $0.37     $0.38       $1.16      $1.12
                                    =================     ==================


                        BALANCE SHEET HIGHLIGHTS

              (In Thousands, except for Book Value per Share)

                                  December 31,  March 31,
                                      2006        2006
                                  -----------------------

Total assets                        $714,625    $658,678

Cash and cash equivalents             10,694      14,351

Total loans receivable, net          421,483     375,109

Investment and mortgage-
  backed securities                  244,477     238,433

Deposits                             507,562     479,229

Borrowings                           160,370     138,653

Shareholders' equity                  41,568      37,602

Book value per share                  $15.89      $14.82

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